UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

May 4, 2018

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

Agile Therapeutics, Inc. (“Agile”) a women’s healthcare company, has had a poster presentation of additional results from the Phase 3 SECURE study of AG200-15 (Twirla®), an investigational, once weekly, low-dose hormonal contraceptive patch accepted at Women’s Health 2018:  Translating Research into Clinical Practice being held May 4th through May 6th, 2018 in Arlington, Virginia.  On Friday, May 4, 2018 James Simon, MD, Clinical Professor at George Washington University will present the poster titled Wearability of a Once-Weekly Low-Dose Contraceptive Pathc in the Phase 3 SECURE Study, which includes data on the adhesion profile and wearability of AG200-15.

The SECURE clinical trial was designed to evaluate the efficacy, safety, and tolerability of AG200-15, also known as Twirla (levonorgestrel/ethinyl estradiol), in a representative population of women seeking birth control.  SECURE was a 1-year, multicenter, single-arm, open-label trial in 2032 healthy women aged 18 and over, at 102 experienced investigative sites across the United States.

A copy of Agile’s poster is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Poster Presentation dated May 4-6, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: May 4, 2018	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer

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